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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

              We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 16, 2015, except for Note 16(f), as to which the date is January 25, 2016, in the Registration Statement (Form S-1) and related Prospectus of Editas Medicine, Inc. dated January 25, 2016.

              /s/ Ernst & Young LLP

Boston, Massachusetts
January 25, 2016

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  Exhibit 23.1